UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 9, 1999


                                    001-13836
                            (Commission File Number)


                         ------------------------------


                             TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)


         Bermuda                                          Not applicable
    (State of Incorporation)                              (IRS Employer
                                                       Identification Number)


  The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke, HM 08, Bermuda
              (Address of registrant's principal executive office)


                                  441-292-8674*
                         (Registrant's telephone number)


                         ------------------------------

*The executive offices of Registrant's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.

ITEM 5.  Other Events

         On the evening of December 9, 1999, Tyco International Ltd. (the "Company" or "Tyco") read wire reports that six purported damage actions on behalf of putative classes of persons who purchased Tyco common shares at various times since 1998 had been commenced in federal courts in New Hampshire and Florida, alleging violations of federal and state securities laws and the common law, against the Company and certain of its officers and directors. The complaints reportedly allege that these defendants published materially false and misleading statements concerning Tyco's financial condition and future growth prospects and that insiders sold stock to the public prior to the disclosure of the adverse alleged facts at artificially inflated prices.

         As of this time, the Company has not received the complaints in such actions nor does it know whether they were the only such actions filed; this disclosure is based solely on wire reports.

         The Company and the individual defendants intend to vigorously defend against all such actions. The Company cannot predict whether additional suits will be filed.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           TYCO INTERNATIONAL LTD.


                                           By: /s/ Mark H. Swartz
                                              ---------------------------------
                                                    Mark H. Swartz
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (Principal Accounting and
                                                     Financial Officer)


Date:  December 10, 1999